EXHIBIT 99.11

WAIVER AND AMENDMENT
TO SECURITIES PURCHASE AGREEMENT AND DEBENTURE

THIS WAIVER AND AMENDMENT, dated as of January 8, 2007 (the “Waiver”), to the Securities Purchase Agreement, dated as of December 28, 2005, as amended (the “Purchase Agreement”), and the 6% Secured Convertible Debenture due December 28, 2008 (the “Debenture”) is by and among Arkados Group, Inc. (formerly CDKNET.COM, Inc.), a Delaware corporation (the “Company”), and the purchasers signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

RECITALS

The Company and Andreas Typaldos Family Limited Partnership (“Typaldos”) are entering into a Fourth Additional Issuance Agreement, dated as of January 8, 2007 (the “Additional Issuance Agreement”), for the purchase by the New Purchaser of an aggregate of up to $600,000 of the New Debentures and New Warrants (as such terms are defined in the Fourth Additional Issuance Agreement) pursuant to the Purchase Agreement, between the Company and the New Purchasers.

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to waive compliance with Sections 4.13 and 4.14 of the Purchase Agreement and Sections 7(a), 7(b) and 7(e) of the Debenture; and

Subject to the terms and conditions of this Waiver, the Company has requested, and the Purchasers have agreed, to acknowledge that the New Underlying Shares (as such term is defined in the Additional Issuance Agreement) shall be included on the Registration Statement registering the Debentures and Warrants of the Purchasers.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Waivers and Amendment.

(a)           Each Purchaser hereby waives compliance by the Company with the obligations imposed by Section 4.13 of the Purchase Agreement regarding such Purchaser’s right to participate in the purchase of the New Debentures, as well as any advance made to the Company prior to the Closing that is either repaid from the proceeds or is given as full or partial consideration by the New Purchasers under the Additional Issuance Agreement.  This  Waiver shall not effect the rights set forth in Section 4.13 with respect to future financing after the issuance of up to $600,000 Additional Debentures on or before January 31, 2007

(b)           Each Purchaser hereby waives the Company’s compliance with the restrictions imposed by Section 4.14 of the Purchase Agreement with respect to the issuance of the New Debentures and New Warrants under the Additional Issuance Agreement, (ii) issuances, for the purposes of financing the Company’s operations of Common Stock, Warrants and Convertible Securities, provided such securities are not Variable Rate Securities  and (iii) an issuances of debentures and warrants on the same terms and

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conditions as the issuance of Debentures and Warrants under the Additional Issuance Agreement. Each Purchaser acknowledges that issuances of additional Debentures and Warrants will not constitute transactions which result in an adjustment of the respective conversion or exercise prices of the Debentures or Warrants.

(d)           Each Purchaser hereby waives the Company’s compliance with the negative covenants imposed by Sections 7(a), 7(b) and 7(e) of the Debenture regarding the Company’s agreement not to create indebtedness and liens and to enter into agreements with respect thereto, provided such waiver shall not diminish the Company’s obligation to refrain from granting security interests superior to or pari passu to the security interest granted to the holders of the Debentures, except for additional Debentures.

(e) The Debentures are hereby amended by removing the  phrase “January 1, 2007, upon a redemption event pursuant to Section 6(a)” in the first sentence of Section 2(a) and replacing such phrase with “January  1, 2007 (provided that interest due on January 1, 2007 and July 1, 2007 upon principal outstanding on such date shall be added to the principal outstanding and shall thereafter bear interest at the rate set forth herein), upon a redemption event pursuant to Section 6(a)”.

2.           Acknowledgement.  Each Purchaser hereby acknowledges and agrees that, for purposes of Section 6(b) of the Registration Rights Agreement, dated as of December 28, 2005, between the Company and the Purchasers signatory thereto, as amended (the “Registration Rights Agreement”), the shares of Common Stock underlying the New Debenture and New Warrants shall be deemed Registrable Securities which may be included as securities in the Company’s initial Registration Statement, on the same terms as the Purchasers’ Registrable Securities.

3.           Miscellaneous.

THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

This Waiver shall constitute a Transaction Document.

Except as expressly waived and/or amended hereby, the Purchase Agreement and the Debentures shall remain in full force and effect in accordance with the terms thereof. This Waiver is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Purchase Agreement or Debentures or of any Event of Default or default which may occur or may have occurred under the Purchase Agreement or Debentures.

This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Waiver.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO WAIVER AND AMENDMENT

ARKADOS GROUP, INC.	BUSHIDO CAPITAL MASTER FUND, L.P.

By: Bushido Capital Partners, Ltd., its General Partner

By: /s/ Oleg Logvinov Oleg Logvinov	By: /s/ Louis Rabman Louis Rabman
Chief Executive Officer	President

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS A	GAMMA OPPORTUNITY CAPITAL PARTNERS, LP CLASS C

By: /s/ Jonathan P. Knight Jonathan P. Knight	By: /s/ Jonathan P. Knight Jonathan P. Knight
President	President

CARGO HOLDINGS LLC

By: /s/ Renee Typaldos Renee Typaldos
Member

By: Gennaro Vendome
Member

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